EX-99.2

HERMAN MILLER, INC.	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

HERMAN MILLER, INC. SHAREHOLDER SERVICES 855 EAST MAIN AVENUE ZEELAND, MI 49464

During The Meeting - Go to www.virtualshareholdermeeting.com/MLHR11
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Herman Miller, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
				M38013-P16045			KEEP THIS PORTION FOR YOUR RECORDS
	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.						DETACH AND RETURN THIS PORTION ONLY

HERMAN MILLER, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominees(s), mark "For All Except" and write the number(s) of the nominees(s) on the line below
Vote on Directors
The Board of Directors recommends a vote FOR the listed nominees:		[_]	[_]	[_]
1	Director Vote
ELECTION OF DIRECTORS TO SERVE UNTIL 2014
01) Mary Vermeer Andringa
02) J. Barry Griswell
03) Brian C. Walker
Vote on Proposals
The Board of Directors recommends a vote FOR proposals 1. through 4. and 1 Year for proposal 5:
		For	Against	Abstain				For	Against	Abstain
2	Proposal to approve the Herman Miller, Inc. 2011 Long-Term Incentive Plan.	[_]	[_]	[_]	4	Proposal to approve, on an advisory basis, the compensation paid to the Company's named executive officers.		[_]	[_]	[_]
							1 Year	2 Years	3 Years	Abstain
3	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.	[_]	[_]	[_]	5	Proposal to approve, on an advisory basis, the frequency of a shareholder advisory vote on executive compensation.	[_]	[_]	[_]	[_]

The proxies will vote the shares in accordance with the directions on this card. If a choice is not indicated, the proxies will vote the shares "FOR" the nominees, "FOR" proposals 2. through 4. and "1 Year" for proposal 5.

At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				[_]

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature [Joint Owners]		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M38014-P16045
HERMAN MILLER, INC.

By signing this card, voting by telephone or voting by Internet, the shareholder appoints James E. Christenson and Michael A. Volkema, and each of them, proxies, with full power of substitution, to vote all of the undersigned's shares of Herman Miller, Inc. Common Stock (Common Stock) at the Annual Meeting of Shareholders to be held on Monday, October 10, 2011 at 10:30 a.m. (EDT) at www.virtualshareholdermeeting.com/MLHR11, and at adjournment or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side